Exhibit 10.10

Execution Version

SUPERWAY SHARE SUBSCRIPTION AGREEMENT

by and among

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

PROSPERITY HOLDINGS LIMITED

and

SUPERWAY ENTERPRISES LIMITED

and

ARBO INTERNATIONAL LIMITED

Dated as of May 8, 2009

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

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Page
INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Amendment No. 4 to the Shareholders Agreement	A-1

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THIS SUPERWAY SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of May 8, 2009, by and among Beijing Jadebird IT Education Company, Limited, an exempted company incorporated and existing under the laws of the Cayman Islands having its registered office at Maples Corporate Service Limited, P.O. Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands (“BJBC”), Prosperity Holdings Limited, an exempted company incorporated and existing under the laws of the Cayman Islands, having its registered office at Maples Corporate Service Limited, P.O. Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands (“Prosperity”), Superway Enterprises Limited, a company incorporated and existing under the laws of the British Virgin Islands, having its registered office at Sea Meadow House, Blackburn Highway, Road Town, Tortola, British Virgin Islands (“Superway”) and Arbo International Limited, a company incorporated and existing under the laws of the British Virgin Islands, having its registered office at Sea Meadow House, Blackburn Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (“Arbo”). BJBC, Prosperity, Superway and Arbo shall each be referred to as a “Party,” and collectively, the “Parties.”

RECITALS

A. On December 19, 2008, Arbo acquired a fourteen percent (14%) equity interest (the “Subject Equity Interest”) in BJB (as defined below) from Beijing Peking University Education Investment Co., Ltd.

B. On April 23, 2009, Prosperity and Arbo entered into an equity transfer agreement (the “Onshore Equity Transfer Agreement”), pursuant to which Arbo agrees to transfer to Prosperity the Subject Equity Interest for a consideration of RMB96 million (the “Consideration for Subject Equity Interest”).

C. On April 30, 2009, Arbo completed the transfer of the Subject Equity Interest to Prosperity pursuant to the Onshore Equity Transfer Agreement and Prosperity is obligated to pay Arbo the Consideration for Subject Equity Interest.

D. The Parties desire that BJBC issue the Superway Shares (as defined below) to Superway in satisfaction of Prosperity’s obligation to pay the Consideration for Subject Equity Interest under the Onshore Equity Transfer Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”) as applied to any Person, means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

“Arbo Equity Interest” means one hundred (100) Arbo Shares, representing the entire issued share capital of Arbo.

“Arbo Shares” means ordinary shares of Arbo, par value US$1.00 per share.

“BJB” means Beijing Jade Bird IT Educational Information Technology Co., Ltd., a company incorporated under the laws of the PRC and an indirect subsidiary of BJBC.

“BJB-Aptech” means Beijing Aptech Beida Jade Bird Information Technology Co., Ltd., a Sino-foreign joint venture in the PRC.

“BJBC Amended Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of BJBC in effect as of the date hereof.

“BJBC Shares” means ordinary shares of BJBC, par value US$0.000125 per share.

“Governmental Entity” means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, the PRC, the Cayman Islands, the British Virgin Islands, Singapore, Hong Kong and the Republic of India, any other country or territory or any province, state, country, city or other political subdivision of the United States, the PRC, the Cayman Islands, the British Virgin Islands, Singapore, Hong Kong and the Republic of India or any other country or territory.

“Liabilities” means indebtedness, obligations and other liabilities of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of a company.

“Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

“Material Adverse Effect” means (a) any change, effect, event, occurrence, state of facts or development that is materially adverse (or could reasonably be expected to be materially adverse) to the business, assets, financial condition or results of operations of a company and the company’s subsidiaries taken as a whole other than: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the company and its subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which the company and its subsidiaries operate which does not disproportionately affect the company and its subsidiaries taken as a whole; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to the reaction of customers or suppliers of the company to the public announcement of the transactions contemplated by this Agreement, or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change required by U.S. GAAP in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof which does not disproportionately affect the company and the company subsidiaries taken as a whole.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China.

“Share Incentive Plan” means the 2007 Share Incentive Plan adopted on March 2, 2007 under which up to 16,304,348 BJBC Shares may be granted as determined by BJBC.

“Shareholders Agreement” means the shareholders agreement by and among BJBC, Crescent Jade Limited, Power Step Group Limited, Smart Aim International Limited, Great Thrive International Limited and Favor Gain Investments Limited, effective as of June 16, 2007, as subsequently amended by amendments dated as of September 13, 2007, September 27, 2007 and December 27, 2008.

“subsidiary” means with respect to a specific Person, any other Person controlled directly or indirectly through one or more intermediaries by such Person. For the purposes of this Agreement solely prior to the Closing, BJB-Aptech shall not be deemed either a part or a subsidiary of BJB.

“Superway Shares” means 30,090,525 BJBC Shares to be issued by BJBC to Superway to satisfy Prosperity’s obligation to pay the Consideration for Subject Equity Interest.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Defined Terms	Clause Reference
“Act”	3.12
“Agreement”	Preamble
“Amendment No. 4 to the Shareholders Agreement”	5.1
“Arbo”	Preamble
“BJBC”	Preamble
“BJBC Indemnified Parties”	9.2(a)
“BJBC Financial Statements”	5.6
“BJBC Group Company”	5.6
“Closing”	2.2(a)
“Closing Date”	2.2(a)
“Consideration for Subject Equity Interest”	Recitals
“Loss”	9.2(a)
“Onshore Equity Transfer Agreement”	Recitals
“Party”	Preamble
“Prosperity”	Preamble
“Regulation S”	3.12
“Subject Equity Interest”	Recitals
“Superway”	Preamble
“Superway Indemnified Parties”	9.2(b)

1.3 Other Interpretive Provisions. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

ARTICLE II

SUBSCRIPTION AND ISSUANCE OF SHARES

2.1 Subscription and Issuance of Shares. At the Closing (as defined below), and subject to and upon the terms and conditions of this Agreement, Superway shall subscribe from BJBC, and BJBC shall issue to Superway, the Superway Shares. As consideration for this subscription, Arbo and all other Parties agree that Prosperity’s obligation to pay the Consideration for Subject Interest under the Onshore Equity Transfer Agreement is satisfied and discharged in full upon the issuance of the Superway Shares.

2.2 Closing.

(a) The closing of the transaction contemplated herein (the “Closing”) will take place as soon as practicable following the date upon which all of the conditions set forth in Article VIII, other than those that by their nature may only be satisfied or waived at the Closing, have been satisfied or waived (the date of the Closing, the “Closing Date”).

(b) At the Closing, the following events shall occur simultaneously:

(i)	Each of BJBC and Prosperity shall deliver to Arbo and Superway a compliance certificate required to be delivered by BJBC and Prosperity pursuant to Section 8.1(d).

(ii)	Superway and Arbo shall each deliver to BJBC and Prosperity a compliance certificate required to be delivered by Superway and Arbo pursuant to Section 8.2(d).

(iii)	BJBC shall issue to Superway the Superway Shares, fully paid and nonassessable, by delivering to Superway a certified copy of the register of members of BJBC, updated to show that the Superway Shares have been duly issued and registered in the name of Superway and a share certificate representing the Superway Share, duly executed and, where applicable, affixed with the common seal of BJBC.

2.3 Taxes Liabilities. Superway and Arbo shall be solely responsible for any tax liabilities in connection with or relating to the transactions contemplated herein or in the Onshore Equity Transfer Agreement (including, without limitation, the issuance of the Superway Shares to satisfy Prosperity’s obligation to pay the Consideration for Subject Equity Interest under the Onshore Equity Transfer Agreement). If applicable, BJBC or Prosperity shall be entitled to deduct and withhold from any payment that Superway is or will be entitled to, including any dividend declared by the board of directors of BJBC and payable to Superway, such amounts as may be required to be deducted or withheld therefrom under any applicable provision of PRC or non-PRC tax law or under any applicable legal requirement (including, for the avoidance of doubt, amounts for which BJBC or Prosperity may be deemed liable as a consequence of any PRC tax payable by Superway or Arbo in carrying out the transactions contemplated herein or in the Onshore Equity Transfer Agreement). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SUPERWAY

Superway, as of the date hereof, hereby represents and warrants to BJBC and Prosperity as set forth below.

3.1 Ownership of Arbo Equity Interest; Capitalization; Valid Issuance. Superway is the sole record and beneficial owner of Arbo Equity Interest, and has good title to the Arbo Equity Interest, free and clear of any and all encumbrances. Other than transfer restrictions under applicable United States federal and state securities laws or foreign securities laws, such Arbo Equity Interest are not subject to any transfer restrictions, Lien or to any right of first refusal of any kind, and Superway has not granted any right to purchase Arbo Equity Interest to any other person or entity. Superway has the sole right and the corporate and other applicable organizational power and authority to sell, transfer, assign and deliver the Arbo Equity Interest free and clear of any and all encumbrances. Arbo Equity Interest constitutes all of the Arbo Shares owned, beneficially or of record, by Superway, and Superway has no options, warrants or other rights to acquire Arbo Shares.

3.2 Arbo Capital Structure.

(a) Arbo’s shareholding structure is as follows: one hundred (100) Arbo Shares, representing the entire issued share capital of Arbo. There are no preferred shares or other equity interests, options, warrants or convertible bonds convertible into Arbo Shares outstanding. All of the Arbo Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.

(b) As of the date of this Agreement, Superway owns one hundred (100) Arbo Shares, or the entire issued share capital of Arbo.

3.3 Authority. Superway has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

3.4 Organization, Standing and Qualification. (a) Superway is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect and (b) Superway has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

3.5 Enforceability. This Agreement, when executed and delivered by Superway, will be duly and validly executed and delivered by Superway and will be a legally binding obligation of Superway enforceable against Superway in accordance with its terms. All corporate action on the part of Superway, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of Superway hereunder at the Closing has been taken or will be taken prior to the Closing.

3.6 No Conflicts. The execution, delivery and performance by Superway of this Agreement and the consummation by Superway of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach by Superway of its organizational documents or (ii) violate, conflict with or result in a breach of, or constitute a default by Superway (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any encumbrance under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Superway or any of its properties may be bound.

3.7 Consents.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Superway in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations or filings, the failure to obtain which would not have a Material Adverse Effect on Superway, Arbo, BJBC or Prosperity.

(b) The execution and delivery by Superway of this Agreement, or the consummation of the transactions contemplated hereby, do not require Superway to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, the failure to obtain which would not result in a Material Adverse Effect on Superway, Arbo, BJBC or Prosperity.

3.8 Experience. Superway has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to BJBC and acknowledges that Superway can bear the economic risk of the Superway Shares for an indefinite period of time, has such knowledge and experience in financial and business matters that Superway is capable of evaluating the merits and risks of its investment in BJBC and has the capacity to protect its own interests.

3.9 Investment. Superway is acquiring the Superway Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Superway has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Superway Shares.

3.10 Speculative Nature of Investment. Superway acknowledges that (i) the investment in BJBC is highly speculative and entails a substantial degree of risk and (ii) Superway is in a position to lose the entire amount of such investment.

3.11 No Public Market. Superway understands and acknowledges that no public market now exists and, prior to an initial public offering of BJBC, no public market will exist for any of the securities issued by BJBC.

3.12 Regulation S Eligibility; Restriction on Resales. Superway acknowledges that the Superway Shares are being offered and sold outside the United States pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Act”). Superway is not a U.S. person as defined in Regulation S and Superway is located outside of the United States. Superway understands that the Superway Shares to be purchased have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Act. Superway acknowledges that the share certificates for the Superway Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS; (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (C) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S) WITHIN THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, STARTING FROM THE DATE OF THIS CERTIFICATE. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.”

Superway is not an Affiliate of BJBC or Prosperity and or is not acting on behalf of BJBC, Prosperity or any of their Affiliates. Superway acknowledges that until forty (40) days after acquiring the Superway Shares, they shall not offer, sell, pledge, or otherwise transfer the Superway Shares in the United States or to, or for the account of benefit of, any U.S. person. Superway acknowledges that any such offer, sale, pledge or transfer may violate the Act.

3.13 Brokers or Finders. Superway has not engaged any brokers, finders or agents, and none of Arbo, BJBC or Prosperity has, nor will, incur, directly or indirectly, as a result of any action taken by Superway, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement or any of the transactions contemplated hereby.

3.14 No Other Relationship with BJBC or Prosperity. Other than Arbo’s ownership of the Subject Equity Interest before April 30, 2009, Superway has no relationship or affiliation with, or interest in, BJBC, Prosperity or their Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ARBO

Arbo, as of the date hereof, hereby represents and warrants to BJBC and Prosperity as set forth below.

4.1 Corporate Power. Arbo has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

4.2 Organization, Standing and Qualification.

(a) Arbo is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect; and

(b) Arbo has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

4.3 Sole Business Activity. Arbo’s sole business activity is investment holding

4.4 Enforceability. This Agreement, when executed and delivered by Arbo, will be duly and validly executed and delivered by Arbo and will be a legally binding obligation of Arbo enforceable against Arbo in accordance with its terms. All corporate action on the part of Arbo, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of Arbo hereunder at the Closing has been taken or will be taken prior to the Closing.

4.5 Arbo’s Capital Structure.

(a) Arbo’s shareholding structure is as follows: one hundred (100) Arbo Shares, representing the entire issued share capital of Arbo. There are no preferred shares or other equity interests, options, warrants or convertible bonds convertible into Arbo Shares outstanding. All of the Arbo Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.

(b) As of the date of this Agreement, Superway owns one hundred (100) Arbo Shares, or the entire issued share capital of Arbo.

4.6 Compliance with Law and Other Instruments. Arbo is in compliance with all applicable statutes, laws, regulations and executive orders of the United States, the British Virgin Islands, the PRC and all other states, foreign countries or other governmental bodies and agencies having jurisdiction over Arbo’s business or properties. Neither Arbo nor any of it subsidiaries has received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof.

Arbo has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could result in a Material Adverse Effect, and Arbo believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted as disclosed to BJBC. Arbo is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

The execution, delivery, and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Arbo, or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Arbo, its business or operations or any of its assets or properties, or result in any violation of any such statute, law, regulation or order.

Arbo is not in violation or default of any term of Arbo’s constitutional documents, or in any material respect of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.

4.7 Consents.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Arbo in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders, authorizations, registrations, declaration or filings, the failure to obtain which would not have a Material Adverse Effect.

(b) The execution and delivery by Arbo of this Agreement, or the consummation of the transactions contemplated hereby, do not require Arbo or any of its subsidiaries to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, the failure to obtain which would not result in a Material Adverse Effect.

4.8 Tax Matters. Arbo has timely filed all tax returns and reports as required by applicable law. These returns and reports are true and correct in all material respects. Arbo has paid all taxes and other assessments due, except those contested by it in good faith. Arbo has not had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Arbo has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, tax withholding obligations owed to applicable PRC taxation authorities.

4.9 Title to Property and Assets. Arbo has good and marketable title to its material property and assets, and has good title to all its material leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge that materially detracts from the value of the property subject thereto or materially impairs the operations of Arbo. Arbo is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Brokers or Finders. Arbo has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Arbo, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

4.11 No Other Relationship with BJBC or Prosperity. Other than Arbo’s ownership of the Subject Equity Interest before April 30, 2009, Arbo has no relationship or affiliation with, or interest in, BJBC, Prosperity or their Affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BJBC

BJBC, as of the date hereof, hereby represents and warrants to Superway and Arbo as set forth below.

5.1 Superway Shares. The Superway Shares to be issued have been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and non-assessable. When issued at the Closing, the rights, privileges and preferences of the Superway Shares will be as stated in the BJBC Amended Memorandum and Articles except where the failure to have such authority would not have a Material Adverse Effect. Other than transfer restrictions under applicable federal, state or foreign securities laws, the Superway Shares are not subject to any transfer restrictions, Lien or any right of first refusal or offer of any kind, other than those set forth in the Shareholders Agreement, as to be further amended by Amendment No. 4 to the Shareholders Agreement (“Amendment No. 4 to the Shareholders Agreement”) in the form set forth in Exhibit A hereto on the Closing Date and the BJBC Amended Memorandum and Articles, and BJBC has not granted any right to purchase the Superway Shares to any other person or entity. Subject to the accuracy of the representations and warranties of Superway in Article III, the issuance of the Superway Shares shall be exempt from, or not subject to, the registration requirements of Section 5 of the Act. BJBC shall do all reasonable things and take all reasonable actions necessary to permit and facilitate the issuance, or at the direction of Superway, of Superway Shares, provide that such issuance complies with the terms of this Agreement related thereto.

5.2 Authority. BJBC has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

5.3 Organization, Standing and Qualification. BJBC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect. BJBC has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

5.4 Enforceability. This Agreement, when executed and delivered by BJBC, will be duly and validly executed and delivered by BJBC and will be the legally binding obligation of BJBC enforceable against BJBC in accordance with its terms. All corporate action on the part of BJBC, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of BJBC hereunder at the Closing has been taken or will be taken prior to the Closing.

5.5 BJBC Capital Structure. The fully-diluted share capital of BJBC consists of:

(a) BJBC Ordinary Shares. BJBC has, in the aggregate, 400,000,000 authorized Ordinary Shares, of which 150,000,000 are issued and outstanding. All outstanding BJBC Ordinary Shares (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and (C) were issued in compliance therewith and with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities.

(b) BJBC Options and Restricted Shares. BJBC options and BJBC restricted shares issued and outstanding under the Share Incentive Plan were issued in compliance with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities; up to 16,304,348 Ordinary Shares may be granted under the Share Incentive Plan.

(c) The numbers of BJBC options and restricted shares and BJBC Ordinary Shares issued upon the valid exercise of those options may change within the limits provided for under the Share Incentive Plan.

5.6 BJBC Financial Information. BJBC has delivered to Superway true and complete copies of the audited consolidated financial statements of BJBC as of and for the year ended December 31, 2007 (the “BJBC Financial Statements”). The BJBC Financial Statements were prepared in accordance with U.S. GAAP, and fairly present in all material respects the financial conditions, results of operations and changes in shareholder equity of BJBC and each of the BJBC controlled entities (excluding the BJB-Aptech Group Companies) (each, a “BJBC Group Company,” and collectively, the “BJBC Group Companies”) on a consolidated basis.

5.7 Absence of Changes. Since December 31, 2008, BJBC has conducted its business in all material respects only in the ordinary course consistent with past practice and there has not been any Material Adverse Effect on the BJBC Group Companies, taken as a whole.

5.8 Consents; No Conflicts.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any BJBC Group Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders authorizations, registrations, declarations or filings, which if not obtained would not have a Material Adverse Effect on the BJBC Group Companies.

(b) The execution and delivery by BJBC of this Agreement, or the consummation of the transactions contemplated hereby, do not require any BJBC Group Company to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, which if not obtained would not result in a Material Adverse Effect on BJBC Group Companies.

(c) The execution, delivery and performance by BJBC of this Agreement and the consummation by BJBC of the transactions contemplated hereby do not and will not violate, conflict with or result in a breach by BJBC of its organizational documents.

5.9 Brokers or Finders. BJBC has not incurred, and will not incur, directly or indirectly, as a result of any action taken by BJBC, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PROSPERITY

As of the date hereof, Prosperity hereby represents and warrants to Superway and Arbo as set forth below.

6.1 Authority. Prosperity has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

6.2 Organization, Standing and Qualification. Prosperity is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect. Prosperity has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

6.3 Enforceability. This Agreement, when executed and delivered by Prosperity, will be duly and validly executed and delivered by Prosperity and will be the legally binding obligation of Prosperity enforceable against Prosperity in accordance with its terms. All corporate action on the part of Prosperity, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of Prosperity hereunder at the Closing has been taken or will be taken prior to the Closing.

6.4 No Conflicts. The execution, delivery and performance by Prosperity of this Agreement and the consummation by Prosperity of the transactions contemplated hereby do not and will not violate, conflict with or result in a breach by Prosperity of its organizational documents.

ARTICLE VII

COVENANTS AND AGREEMENTS

7.1 Further Cooperation. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to provide requisite notices and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions to the Obligations of Superway and Arbo. The obligation of Superway and Arbo to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, unless validly waived in writing by Superway and Arbo.

(a) Representations and Warranties and Covenants. The representations and warranties made by BJBC in Article V and by Prosperity in Article VI hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of the Closing Date. BJBC shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Board of Directors. Effective as of the Closing Date, the authorized size of the Board of Directors of BJBC shall be four (4) directors, and shall consist of one (1) director nominated by Superway, two (2) directors nominated by Crescent Jade and one (1) director nominated by the BVI Companies.

(c) Amendment No. 4 to the Shareholders Agreement. BJBC and certain other parties thereto shall have entered into an Amendment No. 4 to the Shareholders Agreement in the form set forth on Exhibit B.

(d) Compliance Certificates. BJBC shall have delivered to Superway and Arbo a certificate dated as of the Closing Date, signed by an officer or director of BJBC, certifying that the conditions set forth in Section 8.1(a) have been satisfied, and attaching thereto (i) the BJBC Amended Memorandum and Articles as in effect at the time of the Closing, (ii) resolutions approved by the board of directors of BJBC authorizing the transactions contemplated hereby, and (iii) a certified copy of the register of members of BJBC showing the capitalization of BJBC immediately after the Closing. Prosperity shall have delivered to Superway and Arbo a certificate dated as of the Closing Date, signed by an officer or director of Prosperity, certifying that the conditions set forth in Section 8.1(a) have been satisfied.

(e) Compliance. No order of judgment of any court, or governmental, statutory or regulatory body or claims of any person having been issued or made which has the effect of making unlawful or otherwise prohibiting the transaction contemplated herein.

8.2 Conditions to the Obligations of BJBC and Prosperity. The obligation of BJBC and Prosperity to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, unless validly waived in writing by BJBC and Prosperity

(a) Representations and Warranties and Covenants. The representations and warranties made by Superway in Article III and by Arbo in Article IV hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of the Closing. Superway and Arbo shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Board of Directors. Effective as of the Closing Date, the authorized size of the Board of Directors of BJBC shall be four (4) directors, and shall consist of one (1) director nominated by Superway, two (2) directors nominated by Crescent Jade and one (1) director nominated by the BVI Companies.

(c) Amendment No. 4 to the Shareholders Agreement. Superway and certain other parties thereto (but excluding BJBC for the purposes of this Section 8.2(c)) shall have executed and entered into the Amendment No. 4 to the Shareholders Agreement.

(d) Compliance Certificates. Superway shall have delivered to BJBC and Prosperity a certificate dated as of the Closing Date, signed by an officer or director of Superway, certifying that the conditions set forth in Section 8.2(a) above have been satisfied, and attaching thereto (i) resolutions approved by the board of directors of Superway authorizing the transactions contemplated hereby, and (ii) resolutions approved by the shareholders of Superway approving the transactions contemplated hereby, if necessary. Arbo shall have delivered to BJBC and Prosperity a certificate dated as of the Closing Date, signed by an officer or director of Arbo, certifying that the conditions set forth in Section 8.2(a) above have been satisfied, and attaching thereto (i) resolutions approved by the board of directors of Arbo authorizing the transactions contemplated hereby, and (ii) resolutions approved by Arbo’s shareholders approving the transactions contemplated by this Agreement.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Superway, Arbo, BJBC and Prosperity contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the first anniversary of the Closing Date; provided, however, that (a) the representations and warranties made pursuant to Section 3.1 shall survive indefinitely; (b) the representations and warranties made pursuant to Sections 3.2, 3.3, 3.5, 3.7 to 3.14, 4.1, 4.3 to 4.6 and 4.8 to 4.11, 5.1, 5.2 and 5.4 shall survive until the expiration of the statutes of limitations (including extensions thereof) applicable to the matters referenced therein, and (c) in the event of fraud or willful breach of a representation or warranty, such representation or warranty shall survive in perpetuity with respect to the person committing such fraud or willful breach. Covenants and agreements that by their terms may be performed after the Closing shall survive indefinitely, except as otherwise set forth herein.

9.2 Indemnification.

(a) Superway shall indemnify and hold BJBC, Prosperity and their Affiliates, and their respective officers, directors, stockholders, employees, agents and representatives (the “BJBC Indemnified Parties”), harmless against any and all claims, losses, liabilities, damages, deficiencies, diminution in value, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the BJBC Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of Superway contained in Article III, or any agreement or certificate delivered pursuant to this Agreement; (ii) any breach or inaccuracy of a representation or warranty of Arbo contained in Article IV, or any agreement or certificate delivered pursuant to this Agreement; (iii) any failure by Superway or Arbo to materially perform or comply with any covenant applicable to them contained in this Agreement, or any agreement delivered pursuant hereto; or (iv) the transactions contemplated herein or in the Onshore Equity Transfer Agreement (including, without limitation, the issuance of the Superway Shares to satisfy Prosperity’s obligation to pay the Consideration for Subject Equity Interest under the Onshore Equity Transfer Agreement). For the purpose of this Section 9.2(a) only, when determining the amount of Losses suffered as a result of a breach or inaccuracy of a representation or warranty (but not whether a breach or inaccuracy has occurred), any representation or warranty given or made by Superway or Arbo that is qualified in scope as to materiality (including a Material Adverse Effect) or to the knowledge of BJBC shall be deemed to be made or given without such qualification. Superway shall not have any right of contribution from, and may not seek indemnification or advancement of expenses from, Arbo, BJBC or Prosperity with respect to any Loss claimed by a BJBC Indemnified Party.

(b) BJBC shall indemnify and hold Superway, Arbo and their Affiliates, and their respective officers, directors, stockholders, employees, agents and representatives (the “Superway Indemnified Parties”), harmless against any and all Losses incurred or sustained by Arbo Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of BJBC contained in Article V of this Agreement, or any agreement or certificate delivered pursuant to this Agreement; (ii) any breach or inaccuracy of a representation or warranty of Prosperity contained in Article VI, or any agreement or certificate delivered pursuant to this Agreement; or (iii) any failure by BJBC or Prosperity to materially perform or comply with any covenant applicable to it contained in this Agreement, or any agreement delivered pursuant hereto. For the purpose of this Section 9.2(b) only, when determining the amount of Losses suffered as a result of a breach or inaccuracy of a representation or warranty (but not whether a breach or inaccuracy has occurred), any representation or warranty given or made by BJBC that is qualified in scope as to materiality (including a Material Adverse Effect) or to the knowledge of BJBC shall be deemed to be made or given without such qualification. BJBC shall not have any right of contribution from, and may not seek indemnification or advancement of expenses from, Superway with respect to any Loss claimed by a Superway Indemnified Party.

ARTICLE X

GENERAL PROVISIONS

10.1 Termination.

(a) Subject to Section 10.1(b), this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by an agreement among BJBC, Prosperity, Superway and Arbo;

(ii) by BJBC or Superway if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered law or order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby;

(iii) by BJBC if neither BJBC nor Prosperity is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Superway or Arbo contained in this Agreement such that the conditions set forth in Section 8.2(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Superway; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and

(iv) by Superway if neither Superway nor Arbo if is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of BJBC or Prosperity contained in this Agreement such that the conditions set forth in Section 8.1(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to BJBC; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

(b) Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1(a) hereof, except as set forth in Section 9.1 hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the parties hereto and, as applicable, the officers, directors and shareholders of each party; provided, however, that (i) each party hereto shall remain liable for any breaches of this Agreement or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and (ii) the provisions of this Article X shall remain in full force and effect and survive any termination of this Agreement.

10.2 Amendment. This Agreement may be amended (and any right hereunder extended or waived) by the parties hereto at any time by execution of an instrument in writing signed on behalf of BJBC, Prosperity, Superway and Arbo.

10.3 Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

10.4 Public Disclosure. No Party hereto shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement and the transactions contemplated hereby, or otherwise disclose the terms of this Agreement and the transactions contemplated hereby, without the consent of the other Party hereto; provided that either Party may make such disclosure as it may be required to make under applicable law or regulation, or in connection with any judicial or administrative proceeding. If such disclosure is required, as promptly as practicable prior to making such disclosure the disclosing Party shall inform the other Party.

10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a) if to BJBC, to:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

(b) if to Prosperity, to:

Prosperity Holdings Limited

c/o Crescent Jade Group

One George Street, #15-04

Singapore 049145

Attention: WONG, James

Fax: +65-6223-5992

(c) if to Superway, to:

Superway Enterprises Limited

c/o Simpson Thacher & Bartlett LLP

ICBC Tower, 35/F

3 Garden Road

Hong Kong, China

Attention: Leiming Chen

Fax: +852-2869-7694

(d) if to Arbo, to:

Arbo International Limited

c/o Simpson Thacher & Bartlett LLP

ICBC Tower, 35/F

3 Garden Road

Hong Kong, China

Attention: Leiming Chen

Fax: +852-2869-7694

10.6 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart for it to be effective among the parties. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

10.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state, province or other locale, both U.S. and non-U.S., having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.10 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of New York State.

(b) All disputes between the Parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Arbitration Rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section 10.10(b) shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof.

10.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.12 Entire Agreement; No Third-Party Beneficiaries; Assignment. This Agreement, the exhibits and schedules hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed, all as of the date first written above.

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

PROSPERITY HOLDINGS LIMITED

By:
Title:

SUPERWAY ENTERPRISES LIMITED

By:
Title:

ARBO INTERNATIONAL LIMITED

By:
Title:

[Signature Page to BJBC - Superway Share Subscription Agreement]

EXHIBIT A

AMENDMENT NO. 4 TO SHAREHOLDERS AGREEMENT

A-1